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                                                                EXHIBIT 10.2(a)

                              FIRST AMENDMENT
                                  TO THE
                            CRAGAR INDUSTRIES, INC.
                1996 STOCK OPTION AND RESTRICTED STOCK PLAN


        Cragar Industries, Inc. (the "Company") has previously adopted the Cragar Industries, Inc. 1996 Stock Option and Restricted Stock Plan (the "Plan"). By this instrument, the Company desires to amend the Plan to increase the number of shares of the Company's Common Stock, $.01 par value, that may be issuable under the Plan.

        1. This Amendment shall amend only those Sections specified herein and those Sections not amended hereby shall remain in full force and effect.

        2. The first sentence of Section 2 of the Plan is hereby amended in its entirety to read as follows:

                2. Stock Subject to the Plan. The maximum number of shares of stock subject to this Plan shall be 210,000 shares of the Company's Common Stock, $.01 par value, subject to the adjustments provided in Sections 6 and 13; provided, however, that the number of authorized shares in the immediately preceding clause takes into consideration the 7 for 1 stock split approved by the Company's Board of Directors on September 7, 1996, and therefore, no further adjustment shall be made under Section 6 for such stock split.

        Except as amended by this First Amendment, the Company hereby ratifies and affirms the Plan.

        Cragar Industries, Inc. has caused this First Amendment to be executed by its duly authorized representative as of this 1st day of October, 1996.


                                     CRAGAR INDUSTRIES, INC.


                                     BY:  Michael L. Hartzmark
                                          --------------------
                                     ITS: President and Chief Executive Officer
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